EXHIBIT 99.1

Onto Innovation Reports

2022 Fourth Quarter and Full Year Results

Record annual revenue of $1.005 billion, resulting in 27% year-over-year growth

Wilmington, Mass., February 9, 2023 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the fourth quarter and full year 2022.

2022 Fourth Quarter Financial Highlights

•
Quarterly revenue of $253 million, resulting in 12% growth over the same period last year.
•
Record quarterly GAAP operating income of $61 million and GAAP net income of $66 million.
•
Quarterly non-GAAP operating income of $76 million and record non-GAAP net income of $78 million.
•
Record quarterly GAAP diluted earnings per share of $1.34 increased 43% over the same period last year.
•
Record quarterly non-GAAP diluted earnings per share of $1.57 increased 28% over the same period last year.
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Repurchased 846,336 shares of common stock in the fourth quarter, resulting in a return of capital to shareholders of $53.7 million.

2022 Full Year Financial Highlights

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Record full year revenue of $1.005 billion grew 27% year-over-year.
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Achieved 54% gross margin for the full year as well as for the fourth quarter.
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Improved full year GAAP operating margin of 24% and non-GAAP operating margin of 30%, as compared to 20% and 28% respectively last year.
•
Record full year GAAP diluted earnings per share of $4.49 increased 57% year-over-year.
•
Record full year non-GAAP diluted earnings per share of $5.52 increased 43% year-over-year.

Fourth Quarter and Full Year Business Highlights

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Revenue from specialty and advanced packaging customers grew 24% over the third quarter.
•
Dragonfly® G3 process control system was selected by more than 15 customers in 2022 for emerging sub-micron applications such as hybrid bonding and quality assurance of leading-edge wafers in logic, memory, and power devices.
•
Atlas® OCD platform has been qualified at all three manufacturers investing in next-generation gate-all-around nanosheet structures.
•
Iris™ films metrology system revenue grew to over $50 million for the full year 2022.

•
Full year 2022 systems revenue increased 32% over the prior year and has nearly doubled since Onto’s first full year of operation in 2020.

Michael Plisinski, chief executive officer for Onto Innovation, commented, “We are extremely proud to finish the year with record revenue growth, crossing $1 billion in revenue this year. This achievement is possible because of the passion from our talented team and their commitment to our customers’ success. We were honored this year to receive a record of four awards from tier one customers and the industry trade organization for our contributions to high stack 3D NAND, metrology for new nanosheet transistors, and our collaborations to enable future 3D interconnect processes.”

“This underscores the increasingly more pivotal role we play in our customers’ roadmap development. Many of our most exciting achievements in 2022 are still only in R&D and pilot production implying additional upside when these technologies ramp into volume production. In the near term, we will take advantage of the current market correction to streamline our supply chain and reduce operational costs, while prioritizing our investments in the R&D our customers depend on. We will also focus on structuring our business to remain near our published operating model and continue to deliver shareholder value, while eyeing continued long-term growth through new serviceable markets and M&A.”

Onto Innovation Inc.
Key Quarterly Financial Data

(In thousands, except per share amounts)

US GAAP
	December 31, 2022	October 1, 2022	January 1, 2022
Revenue	$253,270	$254,253	$225,644
Gross profit margin	54%	55%	55%
Operating income	$61,212	$59,307	$49,855
Net income	$66,214	$52,215	$46,737
Net income per diluted share	$1.34	$1.05	$0.94

US NON-GAAP
	December 31, 2022	October 1, 2022	January 1, 2022
Revenue	$253,270	$254,253	$225,644
Gross profit margin	54%	55%	55%
Operating income	$76,082	$78,252	$69,036
Net income	$77,544	$67,495	$61,218
Net income per diluted share	$1.57	$1.35	$1.23

Outlook

For the first quarter ending April 1, 2023, the Company is providing the following guidance:

•
Revenue is expected to be $200 million plus or minus three percent.
•
GAAP diluted earnings per share is expected to be in the range of $0.54 to $0.69.
•
Non-GAAP diluted earnings per share is expected to be in the range of $0.80 to $0.95.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, February 9, 2023, to discuss its fourth quarter and full year 2022 financial results and other matters in greater detail. To participate in the call, please dial (888) 394-8218 or International: +1 (646) 828-8193 and reference conference ID 8636569 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly and annual financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic and the related economic effects; the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the COVID-19 pandemic and global economic conditions; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export regulations and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 1, 2022, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	December 31,	January 1,
	2022	2022
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$547,784	$511,343
Accounts receivable, net	241,395	177,205
Inventories	324,282	243,108
Prepaid and other assets	21,411	16,433
Total current assets	1,134,872	948,089
Net property, plant and equipment	91,980	82,094
Goodwill and intangibles, net	538,008	593,092
Other assets	30,003	26,538
Total assets	$1,794,863	$1,649,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$103,362	$96,387
Other current liabilities	57,196	58,139
Total current liabilities	160,558	154,526
Other non-current liabilities	37,879	69,232
Total liabilities	198,437	223,758
Stockholders’ equity	1,596,426	1,426,055
Total liabilities and stockholders’ equity	$1,794,863	$1,649,813

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2022	2022	2022	2022
Revenue	$253,270	$225,644	$1,005,183	$788,899
Cost of revenue	116,048	101,841	465,962	359,813
Gross profit	137,222	123,803	539,221	429,086
Operating expenses:
Research and development	27,825	24,836	111,953	96,118
Sales and marketing	16,374	15,822	65,688	57,235
General and administrative	17,988	19,598	69,582	67,960
Amortization	13,823	13,692	55,284	51,366
Total operating expenses	76,010	73,948	302,507	272,679
Operating income	61,212	49,855	236,714	156,407
Interest income, net	2,457	264	5,011	1,163
Other income (expense), net	1,884	(64)	(141)	(1,888)
Income before income taxes	65,553	50,055	241,584	155,682
Provision (benefit) for income taxes	(661)	3,318	18,250	13,333
Net income	$66,214	$46,737	$223,334	$142,349
Earnings per share:
Basic	$1.35	$0.95	$4.52	$2.89
Diluted	$1.34	$0.94	$4.49	$2.86
Weighted average shares outstanding:
Basic	49,092	49,386	49,424	49,242
Diluted	49,401	49,847	49,764	49,728

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue	$253,270	$225,644	$1,005,183	$788,899
Gross profit	$137,317	$123,963	$539,300	$430,954
Gross margin as percentage of revenue	54%	55%	54%	55%
Operating expenses	$61,235	$54,927	$237,606	$211,482
Operating income	$76,082	$69,036	$301,694	$219,472
Operating margin as a percentage of revenue	30%	31%	30%	28%
Net income	$77,544	$61,218	$274,667	$192,169
Net income per diluted share	$1.57	$1.23	$5.52	$3.86

RECONCILIATION OF GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
U.S. GAAP gross profit	$137,222	$123,803	$539,221	$429,086
Pre-tax non-GAAP items:
Merger and acquisition related expenses	95	160	79	428
Restructuring expenses	—	—	—	1,440
Non-GAAP gross profit	137,317	123,963	539,300	430,954
U.S. GAAP gross margin as a percentage of revenue	54%	55%	54%	54%
Non-GAAP gross margin as a percentage of revenue	54%	55%	54%	55%
U.S. GAAP operating expenses	$76,010	$73,948	$302,507	$272,679
Pre-tax non-GAAP items:
Merger and acquisition related expenses	347	4,624	5,682	8,268
Litigation expenses	605	705	3,935	1,563
Amortization of intangibles	13,823	13,692	55,284	51,366
Non-GAAP operating expenses	61,235	54,927	237,606	211,482
Non-GAAP operating income	$76,082	$69,036	$301,694	$219,472
GAAP operating margin as a percentage of revenue	24%	22%	24%	20%
Non-GAAP operating margin as a percentage of revenue	30%	31%	30%	28%

ONTO INNOVATION INC.

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
U.S. GAAP net income	$66,214	$46,737	$223,334	$142,349
Pre-tax non-GAAP items:
Merger and acquisition related expenses	442	4,784	5,761	8,696
Restructuring expenses	—	—	—	1,440
Litigation expenses	605	705	3,935	1,563
Amortization of intangibles	13,823	13,692	55,284	51,366
Net tax provision adjustments	(3,540)	(4,700)	(13,647)	(13,245)
Non-GAAP net income	$77,544	$61,218	$274,667	$192,169
Non-GAAP net income per diluted share	$1.57	$1.23	$5.52	$3.86

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2023

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.54	$0.69
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Merger and acquisition related expenses	0.01	0.01
Litigation expenses	0.02	0.02
Restructuring expenses	0.03	0.03
Net tax provision adjustments	(0.08)	(0.08)
Estimated non-GAAP net income per diluted share	$0.80	$0.95

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